                                                                   Exhibit 10.15

S/325226DeedSydney

OBJECTIVE SYSTEMS INTEGRATORS PTY LIMITED
OPEN TECHNOLOGY PTY LIMITED



BUSINESS  SALE AGREEMENT

CORRS CHAMBERS WESTGARTH
Solicitors
Level 32
Governor Phillip Tower
1 Farrer Place
SYDNEY  NSW  2000
AUSTRALIA
Tel: (02) 9210 6500
Fax: (02) 9210 6611
DX: 133 Sydney

Ref: WJK/GAH
OSII3333-001
325226

CONTENTS
RECITALS
OPERATIVE PROVISIONS
1     INTERPRETATION
1.1   Definitions
1.2   Construction
1.3   Headings
2     SALE AND PURCHASE OF THE BUSINESS
2.1   Sale and purchase of the Business
2.2   Purchase Price
2.3   Time and manner of payment
2.4   Investment of the Escrow Amount
2.5   Release of the Escrow Amount
2.6   Conversion to Australian Dollars after Completion
3     CONDITIONS PRECEDENT TO COMPLETION
3.1   Conditions to be satisfied by OT
3.2   Fulfilment of conditions
3.3   Termination Date
4     COMPLETION
4.1   Time and place of Completion
4.2   Delivery by OSI
4.3   Delivery by OT
4.4   Further actions by OT
4.5   Passing of title
4.6   Passing of risk
4.7   Interdependence of obligations
4.8   Risk Assumption Date
5     EMPLOYEES
5.1   Termination of employment
5.2   Employees not employed by OSI
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5.3   Transferring Employees
5.4   Terms of employment
5.5   OT's indemnity with respect to the Transferring Employees
5.6   OSI's indemnity with respect to the Transferring Employees
5.7   Superannuation
6     CONTINUITY OF BUSINESS
7     ASSIGNMENT OF CONTRACT
7.1   Assignment of the Specified Contract
7.2   Non-assignment of the Specified Contracts
7.3   Assumption of liabilities by OSI
8     WARRANTIES
8.1   The Warranties
8.2   The Warranties repeated
8.3   Access to facilities
8.4   Warranties survive Completion
8.5   Limitation of liability for breach of Warranties
9     WARRANTY RETENTION RESERVE CLAIM PROCEDURE
9.1   Warranty Claim Notice
9.2   Warranty Payment Amount
10    OT'S OBLIGATIONS
10.1  Accounting records
10.2  Confidentiality
10.3  Conduct of the Business and the Assets pending Completion
10.4  Litigation
10.5  Availability of information to OSI
10.6  Compliance with the Law
10.7  Statutory notices
10.8  Costs of obtaining third party consents
10.9  Correct information
10.10 Obligation to update information
11    OSI'S OBLIGATIONS
11.1  Prior to Completion
12    INDEMNITY BY OT
13    TERMINATION
13.1  OSI's termination events
13.2  Other termination events
13.3  Termination prior to Completion
14    WARRANTY BY OSI
15    ANNOUNCEMENTS
15.1  Confidentiality
15.2  Stock Exchange
16    NOTICES
16.1  General
16.2  Method of service
16.3  Address for service
16.4  Service by post
16.5  Service by facsimile
16.6  Form received
16.7  Process service
16.8  Service after hours
17    MISCELLANEOUS
17.1  Stamp Duty
17.2  Legal Costs
17.3  Amendment
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17.4  Waiver and Exercise of Rights
17.5  Rights Cumulative
17.6  Approvals and Consent
17.7  Further Assurance
17.8  Computation of Time
17.9  Governing Law and Jurisdiction
17.10 Assignment
17.11 Joint and Several Liability
17.12 Counterparts
17.13 Entire Understanding
SCHEDULE 1
1.1   Ownership of Assets
1.2   Accurate information
1.3   Litigation
1.4   Insolvency etc.
1.5   Contracts and Specified Contracts
1.6   Employees
1.7   Compliance with law/licences
1.8   Business Records
1.9   Statutory notices
1.10  Corporate power
1.11  Corporate action
1.12  Plant and equipment
1.13  Stamp duty
1.14  Effects of this agreement
1.15  Accounts
1.16  Position since Accounts Date
1.17  Liabilities and commitments
1.18  Agent
SCHEDULE 2
SCHEDULE 3
SCHEDULE 4
EXECUTION
ANNEXURE A
ANNEXURE B
ANNEXURE C
ANNEXURE D
ANNEXURE E
ANNEXURE F
ANNEXURE G
ANNEXURE H
ANNEXURE I
ANNEXURE J
ANNEXURE K



THIS Deed is made on 14 March 1997 BETWEEN OBJECTIVE SYSTEMS INTEGRATORS PTY LIMITED ACN 077 810 596 of Level 6, 90 Mount Street, North Sydney, New South Wales ("OSI") AND OPEN TECHNOLOGY PTY LIMITED ACN 056 010 121 of 4/41 Sutherland Street, Cremorne, New South Wales, Australia, 2090 ("OT") RECITALS
A       OT is the owner of the Assets and carries on the Business.
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B       OT desires to sell the Business and the Assets and OSI has agreed to purchase the Business and the Assets on the terms of this agreement.
C       To induce OSI to enter into this agreement OT has made representations to OSI in the terms of the Warranties with the intention that OSI should rely upon the Warranties.

OPERATIVE PROVISIONS
INTERPRETATION
Definitions
In this document:
"Accounting Standards" means:
the accounting standards as defined in the Corporations Law;
where not inconsistent with the accounting standards referred to in paragraph
(a) Australian Accounting Standards; and where not inconsistent with the accounting standards referred to in paragraph
(a) or Australian Accounting Standards, generally accepted accounting principles and practices in Australia consistently applied.
"Accounts" means profit and loss accounts and balance sheet of OT and includes all statements, reports and notes attached to or intended to be read with any of those profit and loss accounts or balance sheets, a copy of which comprises Annexure A.
"Accounts Date" means 31 December 1996.
"Assets" means all the assets used in the Business comprising without limitation:
the Plant and Equipment;
the Business Records; and
the Contract Benefits,
but excludes Book Debts and cash relating to the Business up to Risk Assumption Date and OT's rights under this agreement.
"Australian Accounting Standards" means the accounting standards issued by the Institute of Chartered Accountants in Australia and the Australian Society of Certified Practising Accountants.
"Book Debts" means any receivable of OT referable to the conduct of the Business sent out prior to 21 February 1997.
"Budget Schedule" means the budget schedule of expected expenses for the period from the Risk Assumption Date up to Completion, a copy of which is annexed as Annexure K.
"Business" means the Net Expert business of OT which involves the use of OSI's Net Expert products and includes without limitation the Specified Contracts including computer software importation, creation, implementation, distribution and maintenance as well as technical consulting associated with the software and implementation of projects forming part thereof.
"Business Day" means a day on which banks are open for general banking business in Sydney.
"Business Handover Period" means the period of 90 days from Completion during which OT will provide reasonable assistance to OSI to conduct the Business and during which time OSI will provide the necessary funds to OT to conduct the Business in accordance with clause 6.
"Business Handover Period Adjustment" means a financial adjustment between OSI and OT at the expiry of the Business Handover Period in respect of the assistance provided by OT to OSI in its conduct of the Business during the Business Handover Period.
"Business Records" means, in respect of the Business only, all of OT's books of account, customer and supplier lists, financial and business data, employee data, technical data and all OT's other records, data, information and documents used in the creation or calculation of such information relating to the Business, the Assets and Employees whether recorded or stored in written form, electronically or otherwise.
"Completion" means completion of the sale and purchase of the Business in accordance with the terms of this agreement.
"Completion Amount" means 75% of the Purchase Price.
"Completion Date" means the date on which the sale and purchase of the Business is completed, in accordance with clause 4.1.
"Confidential Information" means information of every kind concerning or in any way relating to the customers, business transactions, business methods, records, forms, charges, financial affairs, trade secrets
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and knowhow of the Business other than information which is in the public domain and excluding all the foregoing which is not related to the Business. "Consultant" means the services of any person retained by OT in respect of the Business at the date of this agreement otherwise than as a PAYE employee in respect of more than 15 hours per week.
"Consulting Agreement" means a consulting agreement substantially in the form of Annexure J.
"Contract Benefits" means all express or implied interest of OT in the Specified Contracts.
"Corporations Law" means the Corporations Law and the Corporations Regulations in each Australian jurisdiction and (where the context so permits) includes any statute, ordinance, code or any prior corresponding legislation.
"Deed of Novation" means a deed of novation substantially in the terms of Annexure E.
"Disclosure Letter" means the disclosure letter in the form of Annexure G. "Distribution Agreement" means the distribution agreement entered into by OT and OSI dated 16 June 1995.
"Employee Offer Letter" means a letter of offer of employment to an Employee from OSI substantially in the form of Annexure I.
"Employee Retention Claim Event" means less than all 29of the named Employees in Annexure D accepting bona fide offers of permanent employment or engagement by OSI in respect of the Business on the terms set out in the Employee Offer Letter and the Consulting Agreement.
"Employee Retention Claim Notice" means a written notice from OSI to OT and to the Escrow Agent which makes a claim on OT in respect of an Employee Retention Claim Event which is in accordance with the provisions of this agreement. "Employee Retention Payment Amount" means the amount determined by multiplying the number by which the number of Employees who accept offers of employment and engagement from OSI (as determined by clause 5) is less than 30 29by the amount of US$30,000 provided that where OT does not agree with an Employee Retention Claim Notice, the number of Employees not accepting offers of employment or engagement from OSI is the number determined by the Expert. The parties acknowledge that the amount of US$30,000 is a genuine pre-estimate of loss that will be suffered by OSI in the circumstances.
"Employee Retention Reserve" means 12.5% of the Purchase Price.
"Employees" means all the employees and Consultants of OT engaged in the Business comprising the Key Employees and those listed in Part B of Annexure D. "Encumbrance" means any mortgage, charge (whether fixed or floating) pledge, lien (including, without limitation any unpaid vendor's lien or similar), option, hypothecation, title retention or conditional sale agreement, lease, hire or hire purchase agreement, option, restriction as to transfer, use or possession, easement, subordination to any right of any other person, and any other encumbrance or security interest.
"Escrow Agent" means the accounting firm Williams, Hatchman and Kean or such other party agreed to in writing by the parties
"Escrow Amount" means the amount calculated in accordance with clauses 2.3(b) and 2.3(c).
"Escrow Agreement" means an agreement to be entered into by OSI, OT and the Escrow Agent pursuant to which the Escrow Agent will hold the Escrow Amount. "Existing Employment Terms" means the remuneration and other allowances and general work conditions and incentives to which all Employees are entitled. "Expert" means the accounting firm Pannell Kerr Forster, or such other expert as the parties may agree to in writing.
 "Insolvency Event" means:
the bankruptcy of the person concerned; the appointment of an official manager in respect of all or any part of the property of the person concerned;
the entry by the person concerned into a scheme of arrangement or a composition with, or assignment for the benefit of, all or any class of its creditors, or a moratorium involving any of them;
the person concerned being or stating that it is unable to pay its debts when they fall due;
the appointment of a receiver, receiver and manager or provisional liquidator in respect of the person concerned or any part of its property;

the making of a winding up order, or the passing of or attempted passing of a resolution for winding up, in respect of the person concerned except for the purposes of reconstruction including, without limitation, the issue of a notice of meeting at which it is proposed to consider such resolutions;
an application being made (which is not dismissed within five Business Days) for an order, resolution being passed or proposed, a meeting being convened or any other action being taken to cause anything described above;
anything analogous to or of a similar effect to anything described above under the law in any relevant jurisdiction; and any valid attempt to enforce any Encumbrance over any of the Assets.
"Key Employees" means all the key employees of OT engaged in the Business including those listed in Part A of Annexure D.
"Loss" means any loss (including loss of profit and loss of expected profit but not consequential loss), claim, action, liability, damage, cost, charge, expense, diminution in value or deficiency of any kind or character which acting reasonably OSI pays, suffers or incurs or is liable for including, without limitation:
all liabilities on account of Taxes;
all interest and other amounts payable to third parties; and all legal (on a full indemnity basis) and other expenses incurred in connection with investigating or defending any claim or action, whether or not resulting in any liability and all amounts paid in settlement of claim or action, but taking into account any Offsetting Benefit.
"Management Agreement" means a management agreement substantially in the form of Annexure B.
"Non-Compete Agreement" means the non-compete agreement to be entered into between OSI and Leone Frances Passlow, substantially in the form of Annexure H. "Offsetting Benefit" means any saving or benefit on the part of OSI including a reduction in cost or in any Tax which is attributable to any Warranty Claim Event.
"Operative Date" means the date of this document.
"Plant and Equipment" means all plant and equipment specified in Annexure C. "Premises" means the location from which the Business is conducted as specified in Schedule 2.
"Proceeding" includes any claim, suit or litigation whether:
criminal, administrative or by way of arbitration; or before any court, arbitrator, expert, tribunal, governmental board, commission, authority, agency, department, officer or otherwise.
"Purchase Price" means the amount set out in clause 2.2, adjusted for the Employee Retention Payment Amount and the Warranty Payment Amount and for any other adjustments required to be made hereunder.
"Related Body Corporate" of a corporation means another corporation which is related to the first corporation within the meaning of s 50 of the Corporations Law.
"Release Date" means the date that is one year after the Completion Date. "Relevant Information" means all information which has been given to OSI or OSI's advisers by or on behalf of OT or which has otherwise been obtained by them including, without limitation, information supplied by the directors, auditors or other officers or employees of OT.
"Risk Assumption Date" means 21 February 1997.
"Specified Contract" means each and every contract, agreement and arrangement relating to the Business, whether oral or written, as at the Completion Date specified in Schedule 3
"Taxes" includes:
all taxes levied, imposed or assessed under to the Income Tax Act or any other statute, ordinance or law, in Australia or elsewhere: and taxes in the nature of sales tax, consumption tax, value added tax, payroll tax, group tax, PAYE, undistributed profits tax, fringe benefits tax, recoupment tax, withholding tax, land tax, water rates, municipal rates, stamp duties, gift duties or other state, territorial, Commonwealth or municipal charges or impositions levied, imposed or collected by any government body, together with any additional tax, interest, penalty, charge, fee or other amount of any kind assessed, charged or imposed in relation to the non, late or short payment of the same or the failure to file any return.
"Termination Date" means 28 March 1997 or such other date as may be agreed by OT and OSI in writing.
"Termination Deed" means the deed to be entered into by OT and OSI in the form of Annexure F.

"Transferring Employee" means each of the Employees to whom OSI makes an offer of employment or engagement and who accepts OSI's offer of employment or engagement.
"Warranties" means all of the representations of OT in this document including those set out in Schedule 1.
"Warranties Retention Reserve" means 12.5% of the Purchase Price.
"Warranty Claim Event" means a circumstance which entitles OSI to make a claim upon OT for a breach of the Warranties.
"Warranty Claim Notice" means a written notice from OSI to OT and to the Escrow Agent which makes a claim on OT for breach of the Warranties and which specifies what the Warranty Claim Event is and what Loss OSI has sustained each in sufficient detail to enable OT to determine the sustainability of the claim together with a statement of what, if any, Offsetting Benefit arose.
"Warranty Payment Amount" means:
the amount specified in a Warranty Claim Notice as the Loss minus any Offsetting Benefit specified therein; or where the Expert makes a decision, the amount, if any, so determined by the Expert.

Construction
Unless expressed to the contrary:
words importing:
the singular include the plural and vice versa; and any gender includes the other genders;
if a word or phrase is defined cognate words and phrases have corresponding definitions;
a reference to:
a person includes a firm, unincorporated association, corporation and a government or statutory body or authority;
a person includes its legal personal representatives, successors and assigns;
a statute, ordinance, code or other law includes regulations and other statutory instruments under it and consolidations, amendments, re-enactments or replacements of any of them;
a right includes a benefit, remedy, discretion, authority or power;
an obligation includes a warranty or representation and a reference to a failure to observe or perform an obligation includes a breach of warranty or representation;
provisions or terms of this document or another document, agreement understanding or arrangement include a reference to both express and implied provisions and terms;
time is to local time in New South Wales;
unless otherwise indicated, "$" or "dollars" is a reference to the lawful currency of Australia;
this or any other document includes the document as varied or replaced and notwithstanding any change in the identity of the parties;
writing includes any mode of representing or reproducing words in tangible and permanently visible form, and includes facsimile transmission;
any thing (including, without limitation, any amount) is a reference to the whole or any part of it and a reference to a group of things or persons is a reference to any one or more of them.
a reference to this agreement includes all schedules, annexures and appendices referred to in it;
Headings
Headings do not affect the interpretation of this document.
SALE AND PURCHASE OF THE BUSINESS
Sale and purchase of the Business
Subject to clause 3, on the Completion Date OT shall, as beneficial owner, sell free from Encumbrances, and OSI, or a Related Body Corporate of OSI, (relying on the Warranties and the indemnities in this agreement) shall purchase as at and from Completion free from Encumbrances the Business together with all rights attaching to the Business including, without limitation, the Assets for the Purchase Price.
Purchase Price
The purchase price is US$3.5 million in respect of the Assets, adjusted in accordance with clause 5.3.
Time and manner of payment
OSI shall pay, or cause a Related Body Corporate to pay:

to OT (or as OT's solicitors direct in writing) by unendorsed bank cheque issued by a bank acceptable to OT on the Completion Date the Completion Amount;
to the Escrow Agent by unendorsed bank cheque issued by a bank acceptable to OT on the Completion Date the Warranties Retention Reserve; and to the Escrow Agent by unendorsed bank cheque issued by a bank acceptable to OT on the Completion Date the Employee Retention Reserve.
Investment of the Escrow Amount
The parties shall ensure that pending the release of any Escrow Amounts, the Escrow Amounts shall be invested by the Escrow Agent in a cash management account. The interest therefrom shall belong exclusively to OT.
Release of the Escrow Amount
On the date that is 2 weeks from Completion, the Escrow Agent is to:
pay to OSI the amount of the Employee Retention Payment Amount that is not in dispute; and pay to OT the amount of the Employee Retention Reserve held pursuant to this agreement less the amount of the Employee Retention Payment Amount (but for the avoidance of doubt, any amount of the Employee Retention Payment Amount in dispute will be paid in accordance with clause 2.5(a)(iii);
pay any amount of the Employee Retention Amount that is disputed in accordance with the written directions of the parties or the Expert, as the case may be, as determined in accordance with clause 5.2(d); and On the Release Date, the Escrow Agent is to release to OT the amount of the Warranties Retention Reserve held pursuant to this agreement as is remaining less:
any Warranty Payment Amounts paid to OSI in accordance with clause 9; and any amount of Warranty Payment Amount in dispute and being determined in accordance with clause 9.
Following the resolution of any dispute in accordance with the procedures set out in clause 9, the Escrow Agent shall pay the balance of the Warranties Retention Reserve (if any) to the parties entitled thereto.
Conversion to Australian Dollars after Completion
The parties acknowledge that, to facilitate transactions and adjustments pursuant to this agreement, on Completion the Purchase Price will be converted to Australian Dollars at the exchange rate prevailing at the time of Completion and all obligations and adjustments to be made pursuant to this agreement may be thereafter settled in Australian Dollars.
CONDITIONS PRECEDENT TO COMPLETION
Conditions to be satisfied by OT
All of the obligations of OSI under this agreement are subject to the satisfaction, at Completion, of each and every one of the conditions precedent set out in this clause 3.1 in form and substance to the satisfaction of OSI in its sole and absolute discretion.
OSI may waive any or all of these conditions in whole or in part without prior notice. No such waiver of a condition constitutes a waiver by OSI of any of its other rights or remedies at law or in equity:
accuracy of the Warranties: the Warranties being true and correct in all material respects on and as of the Completion Date as though made on, applicable at, and updated through and including, that time;
compliance with this document: OT having performed, satisfied and complied with all covenants, agreements and conditions required by this document to be performed or complied with or by OT;
no material adverse change: during the period from the Operative Date to the Completion Date, there not having been any material adverse change in the Business or the condition or value of the Assets;
Management Agreements: the Key Employees entering into Management Agreements on or before the Completion Date with OSI or a Related Body Corporate of OSI; Release of Liens: OT, on or before Completion procuring that any and all Encumbrances against the Assets are released, including but not limited to the Commonwealth Bank fixed and floating charge, Australian Securities Commission charge number 424483 and the JNA fixed and floating charge, Australian Securities Commission charge number 505463;
Escrow Agreement: the Escrow Agent entering into the Escrow Agreement;
Deed of Novation: the parties entering into the Deed of Novation in respect of the Specified Contracts with effect on and from Completion;
Non-Compete Agreement: OT procuring the execution of the Non-Compete Agreement with effect on and from Completion;

Termination Deed: the parties entering into the Termination Deed in respect of the Distribution Agreement with effect on and from Completion;
Optus Confirmation: confirmation from Optus Vision Pty Limited, in a form satisfactory to OSI, of the material terms of the Specified Contract. Fulfilment of conditions
Each of the parties shall use their best efforts and endeavours to procure the due fulfilment of the conditions precedent referred to in clause 3.1. Termination Date
If the conditions precedent in clause 3.1 are not fulfilled by the Termination Date then this agreement may be terminated by OSI at any time after the Termination Date by notice given by OSI to OT. If so terminated this agreement is of no further force and effect and the parties are released from their obligations under this document and no party is under any obligation to any other party otherwise than in respect of a breach committed prior to such termination.

COMPLETION
Time and place of Completion
Completion is to take place on 17 March 1997 in the offices of Corrs Chambers Westgarth or at such other place as may be agreed in writing between OT and OSI or at such other date agreed by OT and OSI in writing.
Delivery by OSI
On Completion OSI shall:
Purchase Price: pay the Purchase Price in accordance with clause 2.3 and make the other payments referred to in clause 2.3; and Specified Contract: accept from OT an assignment or novation of the Specified Contracts and take possession of the Assets; and Termination Deed: provide OT with an executed counterpart of the Termination Deed.
Delivery by OT
On Completion OT shall cause to be delivered to OSI:
Contract Benefits:  the Contract Benefits;
Business Records: the Business Records including without limitation all lists of customers, books of account and records relating to the Business (but not those relating to the general affairs of OT or to any assets of OT not being sold to OSI save that, insofar as such excluded lists, books and records relate to the Business and be reasonably required by OSI, OSI has the right to examine them at all reasonable times and freely to make copies of the record and to take extracts from the record) and OSI shall cause all information other than that which relates to the Business to be kept confidential;
Termination Deed: an executed counterpart of the Termination Deed; Specified
Contract: an assignment or novation of the Specified Contracts and the Assets; and other: all such other documents and things as are reasonably required by OSI for vesting in OSI the full possession of the Business and Assets and all right, title, interest and benefit to the Business and the Assets.
Further actions by OT
OT shall do all such other things as are required by this agreement to be done by OT at Completion or as are reasonably required by OSI whether before or after Completion for vesting in OSI the full possession of the Business and the Assets and all interest in the Business and the Assets, including all things reasonably required by OSI to transfer or assign any future projects or opportunities that OT or a Related Body Corporate of OT receives after Completion that relate to the Distribution Agreement or the Specified Contracts, and includes, without limitation, any arrangement or agreement entered into with Optus Vision Pty Limited in respect of "On-Line" services.
Passing of title
Unencumbered legal and beneficial title to the Business and in the Assets passes to OSI on Completion.
Passing of risk
Risk in the Business and in all the Assets passes to OSI on the Risk Assumption Date in accordance with clause 4.8.
Interdependence of obligations

The obligations of the parties in relation to Completion are interdependent so that OSI is not obliged to complete the purchase of the Business unless the purchase of all the Assets is completed simultaneously.
All actions at Completion take place simultaneously and no delivery or payment is to be taken to have been made until all deliveries and payments have been made.
Risk Assumption Date
The parties have agreed that OT will conduct the Business with effect from the Risk Assumption Date in accordance with the Budget Schedule for the benefit of OSI and accordingly, OSI shall reimburse and indemnify OT against the expenses of normal operations of the Business after the Risk Assumption Date, provided such expenses are consistent with the types and amounts in the Accounts, and OT shall pay to OSI all revenues derived from the Business after the Risk Assumption Date. OT may not set off any of its costs and expenses against revenue without the prior consent of OSI.
EMPLOYEES
Termination of employment
OT shall, effective from the Completion Date, terminate the employment of all of the Employees. OSI must, on the Completion Date, offer to employ all of the Employees on the terms set out in the Employee Offer Letters and Consulting Agreements.
Employees not employed by OSI
OT shall pay to those of the Employees who do not work for OSI all amounts due and owing to them in respect of accrued salary or wages, holiday pay and long service leave pay and any other lawful or customary severance or termination payment; and
OT acknowledges that the Employees are a valuable component of the Business and Assets being acquired by OSI pursuant to this agreement and that OSI is seeking to employ all the Employees named in Annexure D.
OSI may not give an Employee Retention Claim Notice unless it has made bona fide offers of employment in accordance with clause 5.1 on or about Completion.
If there is an Employee Retention Claim Event and OSI wishes to make a claim on OT in respect of that Employee Retention Claim Event OSI must give an Employee Retention Claim Notice on or before the end of two weeks after Completion. OT must advise OSI within 7 days whether it agrees with such Notice and if it does not agree it must give its reasons in such detail as the Notice and the circumstances permit. Where OT does not agree, OT and OSI will meet to discuss and resolve their disagreement acting in good faith. If they are unable to do so within 30 days from the commencement of discussions, the matter shall be referred to the Expert who will make a decision on the matter and in so acting the Expert will be acting as an expert and not an arbiter and its decision will be final. The Expert may include in its decision a determination as to the payment of its costs provided that where it does not, OT and OSI will bear such costs equally.
For the avoidance of doubt, the Employee Retention Reserve is the maximum amount by which OSI may claim against in respect of an Employee Retention Claim Event. Transferring Employees
In respect of each Transferring Employee, OT shall:
deliver to OSI or its representative not less than three Business Days prior to Completion full details in writing of his or her accrued or accruing entitlements in respect of holiday pay and long service leave and any other lawful or customary severance or termination payment or entitlement whether accruing or due and whether actually payable or conditionally payable upon the happening of a contingency or fulfilment of a condition precedent (arising out of any legislation, award, agreement or otherwise) as at the Completion Date which would be payable to such Transferring Employee if his or her employment were terminated at Completion and in the case of long service leave as if each Transferring Employee's entitlement accrued from the commencement of that Transferring Employee's employment in the Business;
allow to OSI on Completion an amount equal to such accrued or accruing entitlements referred to in clause 5.3(a) but reduced by all entitlements which have accrued since the Risk Assumption Date.
be allowed by OSI on Completion an amount equal to the total amount of wages or salaries paid by OT to the Transferring Employees in respect of any period after the Risk Assumption Date; and
Terms of employment
In consideration of the allowance made in clause 5.3(b), OSI shall take over the responsibility for accrued salary, holiday pay, sick leave and long service leave as at the Completion Date for each of the

Transferring Employees. The Transferring Employees will be, subject to any statutory entitlements to the contrary, offered allowances and entitlements in accordance with the Employee Offer Letter and/or the Consulting Agreements, and in any event the remuneration package of each Transferring Employee will be at least as favourable to each Transferring Employee as his/her existing remuneration entitlements.
OT's indemnity with respect to the Transferring Employees
OT indemnifies OSI in respect of the workers' compensation and common law claims in relation to any Transferring Employee arising from service prior to the Risk Assumption Date. After the Risk Assumption Date OSI shall provide suitable records and otherwise use its best endeavours to assist OT to defend claims for workers compensation and common law claims payments for which it is alleged OT is liable.
OSI's indemnity with respect to the Transferring Employees
OSI indemnifies OT (but only to the extent of any allowance) against all losses incurred by OT in respect of any Transferring Employee's entitlement to wages and salaries, holiday pay or long service leave pay against OT by any Transferring Employee.
Superannuation
OSI shall, subject to any statutory entitlement to the contrary, fund each Transferring Employees' superannuation fund in accordance with OSI's current policies for employment.
CONTINUITY OF BUSINESS
On Completion, OT will grant to OSI a licence to occupy and use the Premises for the Business Handover Period (or such other period as agreed between the parties in writing) to enable OSI to continue the Business after Completion. OSI will pay OT the reasonable ongoing expenses attributable to that part of the Premises used by OSI. OT will invoice OSI on a monthly basis for the actual reasonable on-going expenses incurred by OT on behalf of OSI and OSI will promptly pay such invoices. OT shall provide to OSI with each invoice a detailed expense report to substantiate that invoice.
OT will provide assistance to OSI during the Business Handover Period in relation to the conduct of the Business (which will be conducted by OSI or a Related Body Corporate of OSI entirely at the risk of OSI). OSI will indemnify OT against all costs, expenses and losses incurred by OT as a result of any action or omission on the part of OSI in relation to the conduct of the Business during the Business Handover Period. OSI and OT will, at the expiry of the Business Handover Period, meet to determine the Business Handover Period Adjustment.
ASSIGNMENT OF CONTRACT
Assignment of the Specified Contract
OT novates to OSI each and every Specified Contract by way of a Deed of Novation, with effect from the Completion Date. If any other party to any Specified Contract objects to such assignment or novation the provisions of clause 7.2 shall apply:
Non-assignment of the Specified Contracts
OT undertakes to OSI, in the situation where any third party to a Specified Contract refuses its consent to an assignment or novation:
to duly perform the contract with the assistance of such employees and materials of OSI which OSI shall make available as and when reasonably necessary at no expense to OT;
to delegate management to OSI if it is reasonably possible to do so;
to enforce the contract against the other party or parties to the relevant Specified Contract in such manner as OSI may direct from time to time, at no expense to OT;
not to agree to any amendment to the Specified Contract or waiver of OT's rights under the relevant Specified Contract without the prior written approval of OSI; to account to OSI forthwith for all monies received by OT or goods or services supplied to OT in respect of the performance by it of the relevant Specified Contract;
OSI will indemnify OT for the costs and liabilities OT incurs as a result of acting under the direction of OSI pursuant to clause 7.2.
Assumption of liabilities by OSI
OSI assumes only those liabilities of OT specifically relating to the Specified Contracts, the Transferring Employees and the Assets as assumed by OSI under this agreement.

WARRANTIES
The Warranties

OT warrants to OSI that on the signing of this document and as at Completion the Warranties, Schedules, Annexures and Recitals are true, complete, accurate and not misleading in any way subject to each and every matter expressly disclosed in the Disclosure Letter.
The Warranties repeated
The Warranties are taken to be repeated immediately before Completion with reference to the facts then existing subject always to each and every matter expressly disclosed in the Disclosure Letter.
Access to facilities
OT shall give OSI or its representatives access to all such facilities as OSI reasonably requires to enable OSI to be satisfied with regard to the accuracy of the Warranties. Neither this clause 8.3 nor the exercise by OSI of any of the rights comprised in this clause in any way reduces or otherwise affects the liability of OT.
Warranties survive Completion
The Warranties do not merge but survive Completion for the benefit of OSI. Limitation of liability for breach of Warranties
OT is not liable to OSI in connection with the Warranties unless OSI has given a Warranty Claim Notice to OT in accordance with clause 9 within one year of Completion. In no event is OT liable to indemnify OSI for any Loss greater than the Purchase Price.

WARRANTY RETENTION RESERVE CLAIM PROCEDURE
Warranty Claim Notice
If there is a Warranty Claim Event and OSI wishes to make a claim on OT in respect of that Event, OSI must give a Warranty Claim Notice. OT must advise OSI within 30 days whether it agrees with such Warranty Claim Notice and if it does not agree it must give its reasons in such detail as the Notice and the circumstances permit. Where OT does not agree OT and OSI will meet to discuss and resolve their disagreement acting in good faith. If they are unable to do so within 30 days from the commencement of discussions, the matter shall be referred to the Expert who will make a decision on the matter and in so acting the Expert will be acting as an expert and not an arbiter and its decision will be final. The Expert may include in his decision a determination as to the payment of its costs provided that where it does not, OT and OSI will bear such costs equally.
Warranty Payment Amount
The Escrow Agent must pay to OSI the Warranty Payment Amount once it has been finally determined.
OT'S OBLIGATIONS
Accounting records
OT covenants that for such time as is required by law it shall keep and make available to OSI all accounting records and the documents of OT with respect to the Business and the Assets which remain in the possession or control of OT after Completion (whether on computer or otherwise) for such purposes as OSI may require including, without limitation, for the purpose of making or considering a claim against OT.
Confidentiality
Save for disclosure in accordance with statutory and other legal obligations no disclosure is to be made of any of the financial or trade secrets of the Business by OT to any third party except to OT's professional advisers and bankers.
Conduct of the Business and the Assets pending Completion
OT covenants that from the Risk Assumption Date until the date of this document the Business has been carried on in accordance with the Budget Schedule and from the date of this document until Completion, OT shall carry on the Business and maintain the Assets in the ordinary course consistent with past practice. In addition, OT covenants that it shall not do any of the following in relation to the Business and the Assets without the prior written consent of OSI:
actions in relation to Warranties: take any action that would or might result in any of the Warranties becoming untrue in any respect;
compliance with law: do any act or thing or suffer or permit any omission in contravention or breach of any of the provisions of any law including, without limitation, any exchange control regulation, Taxation statute, the Corporations Law or the Trade Practices Act;

unusual contracts: enter into any contracts, agreements, arrangements, obligations, undertakings, purchase or sale agreements in respect of the Business or the Assets not capable of termination on 90 days notice or less or any service employment or other agreement not capable of termination on 30 days notice or less; industrial award: do any act or thing the doing or suffer or permit any omission of which is or could be a breach of:
any industrial or similar award; or
any determination or order of any tribunal, person or body empowered to determine any dispute relating to the rights or duties of the Business, or of any trade union or member of a trade union pursuant to any industrial or similar award;
any term contained or implied in any industrial agreement between OT and any trade or labour union;
Employees: alter the basis of remuneration payable to any of the Employees; Specified Contracts: breach any term contained in or implied in any of the Specified Contracts; or agree, whether in writing or otherwise, to do any of the above.
Litigation
If OT becomes aware of any Proceedings actual, pending or threatened against the Assets prior to Completion OT shall immediately disclose all facts and circumstances known to OT relating to such proceedings and continue to keep OSI informed about any such Proceedings and use its best endeavours not to become involved in any Proceedings. The parties acknowledge that OT has complied with this obligation in relation to Proceedings instituted by JNA Telecommunications Limited.
Availability of information to OSI
Both before and after Completion OT covenants to make available to OSI free of charge all information which OT has available to it which OSI may reasonably require relating to the Business and the Assets.
Compliance with the Law
OT covenants that prior to the Completion Date all returns and other documents which may be required to be filed in respect of the Business and the Assets under any applicable legislation shall be properly filed.
Statutory notices
OT covenants to comply with any notice affecting or relating to OT, the Business or the Assets issued by any competent authority issued on or before the Completion Date.
Costs of obtaining third party consents
Except where OSI has an obligation to do so pursuant to this agreement, OT will promptly pay all legal and other costs relating to the obtaining of any consent from any third party in connection with this agreement.
Correct information
All Relevant Information relating to the revenue and cost information in respect of the Specified Contracts, the Employees and the Accounts was when given and is true, complete and accurate in all respects.
Obligation to update information
Where a prediction, projection or expectation concerning any future matter or state of affairs is included in the Relevant Information which was provided by OT and any event occurs or becomes known to OT before Completion which adversely affects the accuracy of that prediction, projection or expectation in a material particular OT shall immediately notify OSI of all relevant particulars of that event.

OSI'S OBLIGATIONS
Prior to Completion
OSI covenants that on or prior to Completion it shall:
supply references: promptly supply such references and do all such other acts matters and things as may reasonably be required by third parties in considering applications for the novation of the Specified Contracts to OSI; and information supplied to OSI: OSI covenants that it will at all times keep and maintain confidential all information obtained by it during the course of any access granted to OSI pursuant to this agreement and not otherwise conveyed to OSI by this agreement. This clause will not merge on Completion.

INDEMNITY BY OT
OT indemnifies OSI from and against any Loss incurred or suffered by OSI arising from or in connection with a Warranty Claim Event or a breach of any other term of this agreement. Subject to clause 9, and in circumstances where the Loss attributable to a Warranty Claim Event cannot be met by funds available in the Warranty Retention Reserve, OT shall pay to OSI upon demand an amount equal to the difference (determined pursuant to the provision appearing immediately below) between the actual value of any asset affected by any Warranty which is breached and the value it would have had if the Warranty were correct or in the case of an undisclosed liability the amount of that liability determined in the same way.
The difference in value or the amount of liability referred to in the above paragraph is the amount as OT and OSI agree or failing agreement determined by the Expert. The Expert shall determine the difference acting as an expert and not as an arbiter and its decision in writing and signed by it is conclusive and binding upon the parties and the costs of that determination may at its discretion be added to the difference so determined and payable or otherwise awarded.


TERMINATION
OSI's termination events
This agreement may be terminated by OSI at any time prior to Completion upon the happening of any of the following events:
the occurrence of any Insolvency Event with respect to OT;
by mutual agreement of OT and OSI.
Other termination events
This agreement may be terminated at any time prior to Completion by either OSI or OT upon written notice to the other if:
any of the representations or warranties of the other party or parties as the case may be contained in this agreement proves to be inaccurate or untrue in any material respect; or any obligation to be performed kept or observed by such other party or parties as the case may be under this agreement has not been performed kept or observed in any material respect at or prior to the time specified in this agreement.
A breach or non-observance of any one or more of the representations, warranties, covenants or obligations set out in this agreement is of a material nature if singularly or in the aggregate it has or they have or are likely to have a materially adverse affect on the Business. If such notice is given the party or parties receiving such notice has 10 days within which to cure, if capable of cure, the specified defect before this agreement may be terminated and, when appropriate, the Completion Date is to be delayed accordingly. Termination prior to Completion
If this agreement is validly terminated prior to the Completion Date the parties are discharged from all their obligations under this agreement and no party is entitled to claim against the other for any compensation for costs or expenses incurred as a result of entering into this agreement.

WARRANTY BY OSI
OSI warrants to OT that:
it has the legal right and power to enter into this agreement and to purchase the Assets from OT on and subject to the terms of this agreement;
the execution, delivery and performance of this agreement by OSI has been duly and validly authorised by all necessary corporate action on its part;
this agreement is a valid and binding agreement on OSI, enforceable in accordance with its terms; and the execution and performance of this agreement by OSI and the other transactions contemplated by this agreement does not violate or conflict with or result in a breach of or constitute a default under the provisions of the memorandum and articles of association of OSI.

ANNOUNCEMENTS
Confidentiality
Prior to Completion:
the negotiations of the parties or the subject matter or terms of this agreement are to be kept confidential and released to third parties (other than the parties' professional advisers or where disclosure is required by law) only with the mutual written consent of the parties to this agreement; and the parties shall mutually consent in writing to any press release, circular or announcement (such consent not to be unreasonably withheld) related to the subject matter of this agreement.
Stock Exchange
In relation to any report to any stock exchange pertaining to the negotiations of the parties or the subject matter or the terms of this agreement the notifying party shall whenever practicable, in advance of reporting to the stock exchange, advise the other of the text of the proposed report and provide the other party with a reasonable opportunity of making comment upon the form and content before the report is issued.

NOTICES
General
A notice, demand, certification or other communication under this document: is to be given in writing and in the English language; and
may be given by an agent of the sender.
Method of service
In addition to any means authorised by law a communication may be given by: being delivered personally;
being left at the party's current address for service;
being sent to the party's current address for service by pre-paid ordinary mail or if the address is outside Australia, by pre-paid air mail; or facsimile to the party's current facsimile number.
Address for service
The addresses and facsimile numbers are initially:
in the case of OSI:
Objective Systems Integrators Inc.
100 Blue Ravine Road
Folsom, California
United States of America
Tel: 0011 1 916 353 2400
Fax: 0011 1 916 353-5060
Attention:  AJ Germek/Philip Cardman
with a copy to:
Corrs Chambers Westgarth
Governor Phillip Tower
1 Farrer Place
Sydney,  New South Wales
Australia
Tel: 612 9210 6500
Fax: 612 9210 6611
Attention: W J Koeck
in the case of OT:
Wayne Passlow
Level 12, 80 Mount Street
North Sydney, New South Wales
Australia
Tel: 61 2 9964 9633
Fax: 61 2 9957 5342
Attention: Mr Wayne Passlow
with a copy to:
Larbalestier & Co
Level 15, Currency House
23 Hunter Street
Sydney,  New South Wales
Australia

Tel: 612 9232 7077
Fax: 612 9232 7078
Attention: Paul Larbalestier

A party may from time to time change its address or numbers for service by notice to the other party.
Service by post
A communication given by post is taken to be received:
if posted within Australia to an Australian address three Business Days after posting; and in any other case, seven Business Days after posting.
Service by facsimile
A communication given by facsimile is taken to be received when the sender's facsimile machine produces a transmission report stating that the facsimile was sent to the addressee's facsimile number.
Form received
A communication given by facsimile is taken to be given in the form transmitted unless the message is not fully received in legible form and the addressee immediately notifies the sender of that fact.
Process service
Any process or other document relating to litigation, administrative or arbitral proceedings in relation to this document may be served by any method contemplated by this clause in addition to any means authorised by law.
Service after hours
If a communication to a party is received by it:
after 5.00pm in the place of receipt; or on a day which is not a Business Day, it is taken to have been received at the commencement of the next Business
Day.

MISCELLANEOUS
Stamp Duty
OSIOSI shall, as between the parties, be liable for and duly pay all stamp duty (including any fine or penalty except where it arises from default by the other party) on or relating to this agreement and any document executed under it.
If a party other than OSI pays any stamp duty (including any fine or penalty) on or relating to this agreement or any document executed under it, OSI shall pay that amount to that party upon demand.
Legal Costs
Subject to any express provision in this document to the contrary, each party shall bear its own legal and other costs and expenses relating directly or indirectly to the preparation of, and performance of its obligations under, this agreement.
Amendment
This agreement may only be varied or replaced by a document duly executed by the parties.
Waiver and Exercise of Rights
A single or partial exercise or waiver of a right relating to this agreement will not prevent any other exercise of that right or the exercise of any other right.
A party will not be liable for any loss, cost or expense of any other party caused or contributed to by the waiver, exercise, attempted exercise, failure to exercise or delay in the exercise of a right.
Rights Cumulative
Subject to any express provision in this document to the contrary, the rights of a party under this agreement are cumulative and are in addition to any other rights of that party.
Approvals and Consent
Subject to any express provision in this agreement to the contrary, a party may conditionally or unconditionally give or withhold any consent to be given under this agreement and is not obliged to give its reasons for doing so.
Further Assurance
Each party shall promptly execute all documents and do all things that any other party from time to time reasonably requires of it to effect, perfect or complete the provisions of this agreement and any transaction contemplated by it.

Computation of Time
Where time is to be reckoned by reference to a day or event, that day or the day of that event is excluded.
Governing Law and Jurisdiction
This document is governed by and is to be construed in accordance with the laws in force in New South Wales.
Each party irrevocably and unconditionally submits to the non exclusive jurisdiction of the courts of New South Wales and any courts which have jurisdiction to hear appeals from any of those courts and waives any right to object to any proceedings being brought in those courts.
Assignment
A party shall not dispose of or encumber any right under this agreement without the prior written consent of the other party.
Joint and Several Liability
An obligation of two or more persons binds them jointly and severally. Counterparts
This agreement may consist of a number of counterparts and if so the counterparts taken together constitute one and the same instrument.
Entire Understanding
This document embodies the entire understanding and agreement between the parties as to the subject matter of this agreement.
All previous negotiations, understandings, representations, warranties, memoranda or commitments in relation to, or in any way affecting, the subject matter of this document are merged in and superseded by this document and shall be of no force or effect whatever and no party shall be liable to any other party in respect of those matters.
No oral explanation or information provided by any party to another shall: affect the meaning or interpretation of this document, or constitute any collateral agreement, warranty or understanding between any of the parties.

EXECUTION

Executed as a deed in New South Wales.

SIGNED for and on behalf of               )
OBJECTIVE SYSTEMS                         )
INTEGRATORS PTY LIMITED                   )  /s/ Albert J. Germek
by a director of the company              )  --------------------------
in the presence of:                       )  Albert J. Germek, Director

/s/ Becky A. Wagner                       Witness
------------------------------------
BECKY A. WAGNER                           Name of Witness (print)
------------------------------------


THE COMMON SEAL of                        )
OPEN TECHNOLOGY PTY LIMITED               )
was affixed in the presence of:           )                          [SEAL]

/s/ Leone Frances Passlow                 Director
------------------------------------
LEON FRANCES PASSLOW                      Name of Director (print)

/s/ Wayne Passlow                         Secretary/Director
------------------------------------
WAYNE PASSLOW                             Name of Secretary/Director (print)


SCHEDULE 1
WARRANTIES
Index to Warranties
Ownership of Assets
Accurate information
Litigation
Insolvency etc.
Contracts and Specified Contracts
Employees
Compliance with law/licences
Business Records
Statutory notices
Corporate power
Corporate action
Plant and equipment
Stamp duty
Effects of this agreement
Taxation
Accounts
Position since Account Date
Liabilities and commitments
Agent


("Warranties")
Except as disclosed in the Disclosure Letter, OT hereby represents and warrants:

Ownership of Assets
OT is the sole absolute beneficial owner of the Assets and the Assets are entirely free from all Encumbrances or charges of any description and no other person has or will have any adverse claim in respect of the Assets.
The Assets are in the possession or under the control of OT and have not been depleted by any unlawful act on the part of any person.
Accurate information
All Relevant Information relating to the revenue and cost information in respect of the Specified Contracts, the Employees and the Accounts is accurate in all respects and there are no material omissions.
Litigation
Except as plaintiff in the collection of debts arising in the ordinary course of business (none of which exceeds $5,000), OT (nor any person for whose acts or defaults OT may be vicariously liable) is not a plaintiff or defendant in or otherwise a party to any Proceedings in progress or threatened or pending by or against or concerning OT or any of its assets used in connection with the Business.
No investigation or inquiry is in progress or pending in connection with OT or the Assets.
OT is not aware of any circumstances which could give rise to any of the events specified in clauses SC1.3(a) and (b).
Insolvency etc.
No Insolvency Event has occurred in relation to OT.
There are no unsatisfied or partly satisfied judgments or writs of execution against either OT or the Assets.
OT is not aware of any circumstances which could give rise to any of the events specified in clauses SC1.4(a) and (b).
Contracts and Specified Contracts
There are no contracts, agreements, arrangements, obligations, undertakings, purchase or sale agreements in respect of the Assets (including the Specified Contracts) which arose other than in the ordinary course of business or in any case of longer than 90 days duration incurred or entered into by OT.
There are no service, employment or other agreements not terminable on 30 days (or shorter) notice.
OT has not made any offers, tenders or quotations in relation to the Business other than at the request of OSI which are still outstanding and capable of giving rise to a contract by the unilateral act of a third party, other than in the ordinary course of ordinary business and on customary terms. No notice or process has been served on OT which might impair the exercise of its rights under any agreement to which it is a party which would affect the subject matter of this agreement.
There has been no material breach or non-performance of any term of any Specified Contract occurring before the Completion Date.
OT has made full and accurate disclosure regarding the total amount of work to be performed after Completion in respect of the Specified Contracts, including an estimate of the projected income and expense of such work.
All work performed by OT in respect of the Specified Contracts up to Risk Assumption Date has been fully invoiced in accordance with the Specified Contracts.
OT has, from the Risk Assumption Date until Completion, performed the obligations required by it under the Specified Contracts in good faith and in accordance with the Budget Schedule.
The Specified Contract Representations set out in Schedule 4 are accurate in all material respects and there are no material omissions.
Employees
The basis of the remuneration payable to the employees of OT at the Operative Date is materially the same as that in force at the Accounts Date.
OT is not under any present, future or contingent liability to pay compensation for loss of office or employment to any ex-officer or ex-employee.
There are no payments due in connection with the redundancy of any employee of OT.
There are no retirement benefit schemes, pension schemes or other pension arrangements whether legally enforceable or not relating to OT in operation which are administered by OT itself.
If the services of all of the employees of OT had been terminated on the Accounts Date then the amount provided for in the Accounts as at that date for long-service leave and holiday pay would have been sufficient to provide for all long-service leave and holiday pay which would have then been due to (or properly accrued in favour of) such employees.
All amounts of Tax and Superannuation Guarantee Charge which are required by law to be deducted by OT from the salary or wages of employees have been duly deducted and, where appropriate duly paid.
Compliance with law/licences
OT has conducted the Business up to and including the Completion Date in accordance with the law in force in the States and/or Territories for the time being in which it carries on business.
Business Records
All the Business Records have been fully, properly and accurately kept and completed (and in relation to Tax records have been kept for the period of time prescribed by the Income Tax Act and include all necessary information and records required to be kept under the Income Tax Act in connection with the calculation and assessment of Tax).
There are no material inaccuracies or discrepancies of any kind contained or reflected in the Business Records.
The Business Records give and reflect a true and fair view of the financial, contractual and trading position of OT in connection with the Business and the Assets (including all working papers that supplement the calculation of Tax), of its plant and machinery, fixed and current assets and liabilities (actual or contingent).
All returns, particulars, resolutions and other documents required to be filed or delivered by OT in connection with the Business and the Assets have been correctly and properly made out and filed or delivered within the appropriate time periods.
Statutory notices
There is no outstanding notice affecting or relating to the Business or any of the Assets issued by any competent authority.
Corporate power
OT is a company duly incorporated and validly existing under the laws of the State of New South Wales and has full corporate power and authority to own, operate and conduct the Business.
Corporate action
OT has the legal right and power to enter into this agreement and to sell the Business and the Assets to OSI on and subject to the terms of this agreement. The execution, delivery and performance of the agreement by OT has been duly and validly authorised by all necessary corporate action on its part.
This document is a valid and binding agreement on OT, enforceable in accordance with its terms.
The execution and performance of this agreement by OT and the other transactions contemplated by this agreement does not violate or conflict with or result in a breach of or constitute a default under or result in the imposition of any Encumbrance under the provisions of the memorandum and articles of association of OT.
Plant and equipment
The Plant and Equipment specified in the Accounts is in good repair and condition and in satisfactory working order consistent with its age.
Stamp duty
All documents in the possession of or under the control of OT in connection with the Business which attract stamp duty in any State of Australia or elsewhere have been properly stamped and no such documents which are outside any such State would attract stamp duty if they were bought into such State.
Effects of this agreement
Neither this agreement nor Completion gives rise to a right to terminate any contractual relationship between OT and any third party which may adversely affect the Business.
Accounts
Annexure A contains a true, fair and correct copy of the Accounts. The Accounts have been prepared in accordance with the Accounting Standards without making any revaluations of any assets and are true, fair and accurate in all respects and disclose a true and fair view of the state of affairs of OT, its financial position and the Assets as at the Accounts Date and of its income, expenses and results of its operations for the financial period ended on that date and there are no material omissions or inaccuracies.
No material change has occurred in the Assets and liabilities shown in the Accounts.

The basis of depreciation adopted by OT in the Accounts constitutes proper provision for depreciation and the values attributable to Assets in the Accounts as at the Accounts Date.
The Accounts have been prepared in accordance with Accounting Standards and on a basis consistent with the manner of preparation of the prior year's accounts. Position since Accounts Date
Since the Accounts Date the Business has been carried on in the ordinary and usual course and without limiting the generality of the foregoing there has not been any alteration to the terms of employment of OT's executives or employees. Liabilities and commitments
There are no Encumbrances on the Assets which have not been disclosed in writing to OSI.
Agent
No agent has been engaged by OT in obtaining the execution of this document by OSI; and
No person is entitled to recover any brokerage or commission in relation to this document.


SCHEDULE 2
PREMISES DETAILS

Address

Use
Lessor

Suite 5, 53 Walker Street
North Sydney NSW
Australia

Commercial Office
Tonicalon Pty Ltd


SCHEDULE 3
SPECIFIED CONTRACTS
OptusVision VNMS Supply Agreement OV 00025-GS between Optus Vision Pty Limited and Open Technology Pty Limited dated 11 January 1996;
Optus On-Line Contract between Optus Vision Pty Limited and Open Technology Pty Limited for an estimated revenue of $900,000 (unsigned, but expected to be signed by 30 June 1997 and work has been already performed as at the date of this agreement).

SCHEDULE 4
SPECIFIED CONTRACT REPRESENTATIONS
OPTUS VISION SUPPLY CONTRACT
Estimated billings remaining:




US  $
AUS  $
Notes


Invoiced to Date
$5,109,813.00

$831.031.00








Q3 & Q4 FY97
Year 2 Payment
$647,500.00




Alarms & Performance
$128,343.00










NPS
$106,340.00




24 x 7 Support
$25,000.00




CSPC Enhancements
$130,500.00




ETSI Provisioning

$20,000.00
Subject to Vendor Product Deliveries


A&P for Motorola

$99,000.00
Subject to Vendor Product Deliveries







Q1 FY 98
Balance of A&P
$250,000.00









Q2 FY 98
Warranty Payment
$170,000.00




Year 3 Q1 Payment
$175,750.00









Q3 FY 98
Year 3 Q2 Payment
$175,750.00









Q4 FY 98
Year 3 Q3 Payment
$175,750.00

Q1 FY 99
Year 3 Q4 Payment
$175,750.00









Q2 FY 99
Year 4 Q1 Payment
$148,000.00









Q3 FY 99
Year 4 Q2 Payment
$148,000.00









Q4 FY 99
Year 4 Q3 Payment
$148,000.00

Q1 FY 2000
Year 4 Q4 Payment
$148,000.00










TO BE INVOICED
$2,597,183.00
$274,500.00

Billings in Financial Years 1998 & 1999 are to be billed quarterly in advance. Invoices are outstanding from OT to Optus Vision Pty Ltd, being invoices up to 21 February 1997.



Estimated costs to complete:
        US$400,000

Outline of Tasks required to complete:
        Balance of Alarms and Performance
        Balance of Networking Provisioning System 2 & 3
        24 x 7 Support
        ETSI Switch provisioning
        Alarms and Procedures for Motorola
        Customer Service Provisioning Systems


No additional tasks required to collect US$1.295 million from Optus Vision Pty Ltd due between July 97 and April 99.
The Plant and Equipment represents sufficient Plant and Equipment to complete the tasks required under this contract or alternatively, such plant and equipment will be provided without charge from Optus Vision Pty Limited.



Expected due date for completion:
June 1997

Status of Contract Liabilities:


Description
Status

100 free consulting days.
Completed

3 month warranty for completed software delivered.
Warranty period commences on date of acceptance and most software was delivered more than three months prior to the Operative Date.

10% penalty on undelivered software which may delay project.
Only applies to original scope of project and therefore very limited as project schedules have been significantly extended by Optus Vision Pty Ltd - no significant risk

AUD$7,000 per month system downtime penalty.
This liability may arise under certain situations. However, there are no outstanding conditions which would invoke this liability.

AUD$150,000 per year penalty for non-compliance with specifications.
Not Applicable: only complying software is accepted by Optus Vision Pty Ltd.

1 Year free technical support
Not Applicable.



EXECUTION
Executed as a deed in New South Wales.

SIGNED for and on behalf of     )
OBJECTIVE SYSTEMS               )
INTEGRATORS PTY LIMITED         )
by a director of the company    )
in the presence of:     )       Albert J Germek, Director
                Witness
                Name of Witness (print)



THE COMMON SEAL of              )
OPEN TECHNOLOGY PTY LIMITED     )
was affixed in the presence of: )
                Director
                Name of Director (print)
                Secretary/Director
                Name of Secretary/Director (print)



ANNEXURE A
ACCOUNTS
(Attached)

ANNEXURE B
MANAGEMENT AGREEMENT
(Attached)

ANNEXURE C
PLANT AND EQUIPMENT
(Attached)


ANNEXURE D
EMPLOYEES
(See attached)

ANNEXURE E

DEED OF NOVATION






CORRS CHAMBERS WESTGARTH
Level 33
1 Farrer Place
Sydney  New South Wales  2000
AUSTRALIA
Telephone (02) 9210 6500
Facsimile (02) 9210 6611
DX  133 Sydney
Ref: WJK/GAH
OSII3333-001

THIS DEED is made on    19
BETWEEN [              ] (ACN *** *** ***) incorporated in *** of [ADDRESS]
("the Supplier/Customer")
AND OPEN TECHNOLOGY PTY LIMITED ACN 056 010 121 of 4/41 Sutherland Street, Cremorne, New South Wales, Australia, 2090 ("the Assignor") AND OBJECTIVE SYSTEMS INTEGRATORS INC of 100 Blue Ravine Road, Folsom, California, USA, 95630 ("the Assignee")
RECITALS
A       The Supplier/Customer and the Assignor are parties to the Principal
Agreement.

B       The Supplier/Customer has agreed on the terms set out in this document to release the Assignor from its obligations under the Principal Agreement in consideration of the Assignee agreeing to perform the Principal Agreement in substitution for the Assignor on and from the Effective Date.
C       The Assignee has agreed to perform the Principal Agreement on the terms set out in this document.
OPERATIVE PROVISIONS
1       INTERPRETATION
1.1     Definitions
In this document:
"Business Day" means a day on which trading banks are open in Sydney;
"Effective Date" means ***.
"Principal Agreement" means ***.
1.2     Construction
Unless expressed to the contrary:
(a)     words importing:
the singular include the plural and vice versa;
any gender includes the other genders;
(b) if a word or phrase is defined cognate words and phrases have corresponding definitions;
(c)     a reference to:
a person includes a firm, unincorporated association, corporation and a government or statutory body or authority;
a person includes its legal personal representatives, successors and assigns;
a statute, ordinance, code or other law includes regulations and other statutory instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

a right includes a benefit, remedy, discretion, authority or power;
an obligation includes a warranty or representation and a reference to a failure to observe or perform an obligation includes a breach of warranty or representation.
provisions or terms of this document or another document, agreement understanding or arrangement include a reference to both express and implied provisions and terms;
time is to local time in Sydney, Australia;
"$" or "dollars" is a reference to the lawful currency of Australia;
this or any other document includes the document as varied or replaced and notwithstanding any change in the identity of the parties;
writing includes any mode of representing or reproducing words in tangible and permanently visible form, and includes facsimile transmission;
any thing (including, without limitation, any amount) is a reference to the whole or any part of it and a reference to a group of things or persons is a reference to any one or more of them;
1.3     Headings
Headings do not affect the interpretation of this document.
2       NOVATION
With effect from the Effective Date the Assignor transfers to the Assignee all its interest in the Principal Agreement.
With effect from the Effective Date:
subject to clause 2(b)(iii), the Supplier/Customer releases the Assignor from all obligations and liabilities under the Principal Agreement arising on or after the Effective Date and accepts the undertaking of the Assignee in clause 2(b)(ii) in substitution for the Assignor's obligations and liabilities under the Principal Agreement;
in consideration of the Assignor's agreement to the release in clause 2(b)(i), the Assignee undertakes with the Supplier/Customer to observe and be bound by the terms of the Principal Agreement in substitution for the Assignor as if, from the Effective Date, the Assignee had been named in the Principal Agreement in substitution for the Assignor;
notwithstanding the foregoing, the Assignor is bound by all such duties of confidentiality and non-disclosure as would have been applicable to it under the Principal Agreement had it continued to be a party to the Principal Agreement. Each party agrees that clause 2(b) applies without prejudice to any claim or dispute which may exist or arise with respect to or under the Principal Agreement in relation to any event or circumstance which occurred prior to the Effective Date.
3       MISCELLANEOUS
3.1     Stamp Duty
(a) The Assignee shall, as between the parties, be liable for and duly pay all stamp duty (including any fine or penalty except where it arises from default by the other party) on or relating to this document and any document executed under it.
(b) If a party other than the Assignee pays any stamp duty (including any fine or penalty) on or relating to this document or any document executed under it, the Assignee shall pay that amount to that party upon demand.
3.2     Legal Costs
Subject to any express provision in this document to the contrary, the Assignor and the Assignee shall each bear their own legal and other costs and expenses relating directly or indirectly to the preparation of, and performance of its obligations under, this document.
3.3     Amendment
This document may only be varied or replaced by a document duly executed by the parties.
3.4     Further Assurance
Each party shall promptly execute all documents and do all things that any other party from time to time reasonably requires of it to effect, perfect or complete the provisions of this document and any transaction contemplated by it.
3.5     Counterparts
This document may consist of a number of counterparts and if so the counterparts taken together constitute one of the same instrument.

3.6     Governing Law and Jurisdiction
(a) This document is governed by and is to be construed in accordance with the laws in force in New South Wales.
(b) Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales and any courts which have jurisdiction to hear appeals from any of those courts and waives any right to object to any proceedings being brought in those courts.
3.7     Notices
(a) Any notice, demand or other communication given under or pursuant to this deed must be in writing and will be deemed duly given or made if delivered or sent by post, telex or facsimile transmission as follows:-
(i)     to the Supplier/Customer at:

(ii)    to the Assignor at:

(iii)   to the Assignee at:

(b) Any party may change its address, telex or facsimile numbers for the purpose of this deed by giving notices of the change to the other parties pursuant to the provisions of sub-clause (a) above.
(c) Any notice, demand or other communication will be deemed to have been received by the person to whom it was sent:-
(1)     in the case of hand delivery, upon delivery;
(2)     in the case of registered mail, upon receipt;
(3) in the case of telex, at the time of despatch provided that the recipient's telex answerback code appears on the sender's copy of the telex; or
(4)     in the case of facsimile transmission, upon receipt.
3.16    Attorneys
Each of the attorneys executing this deed states that he has no notice of the revocation of the power of attorney under which he executed this deed.

EXECUTED by the parties as a deed
THE COMMON SEAL of (ACN *** *** ***) is affixed in accordance with its articles of association in the presence of:
)
)
)
)

 .........................................
 .........................................
 .........................................
 .........................................
Director
Name of Director (print)
Secretary
Name of Secretary (print)


THE COMMON SEAL of (ACN *** *** ***) is affixed in accordance with its articles of association in the presence of:
)
)
)
)

 .................................
 .................................
 .................................
 .................................
Director
Name of Director (print)
Secretary
Name of Secretary (print)


THE COMMON SEAL of (ACN *** *** ***) is affixed in accordance with its articles of association in the presence of:
)
)
)
)

 .................................
 .................................
 .................................
 .................................
Director
Name of Director (print)
Secretary
Name of Secretary (print)



ANNEXURE F
Termination Deed
(Attached)


ANNEXURE G
Disclosure Letter
(Attached)


ANNEXURE H
Non-Compete Agreement
(Attached)


ANNEXURE I
Employee Offer Letter
(Attached)


ANNEXURE J
Consulting Agreement
(Attached)


ANNEXURE K

Budget Schedule
(Attached)



3

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